Exhibit 10 under Form N-1A
                                               Exhibit 5 under Item 601/Reg. S-K


                          HOUSTON, HOUSTON & DONNELLY
                                ATTORNEYS AT LAW
                             2510 CENTRE CITY TOWER
                             PITTSBURGH, PA  15222


                               December 13, 1990


Federated Index Trust
Federated Investors Tower
Pittsburgh, PA  15222-3779

Gentlemen:

     You have requested our opinion for use in conjunction with a Rule 24f-2 Notice for Federated Index Trust ("Trust") to be filed in respect of shares of the Trust ("Shares") sold for the fiscal year ended October 31, 1990, pursuant to the Trust's registration statement filed with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933 (File No. 33-33852) ("Registration Statement").

     In its Registration Statement, the Trust elected to register an indefinite number of Shares pursuant to the provisions of SEC Rule 24f-2.

     We have reviewed the amended Registration Statement of the Trust and such other documents and records deemed relevant. On the basis of the foregoing, it is our opinion that the Shares sold for the fiscal year ended October 31, 1990, registration of which the Rule 24f-2 Notice makes definite in number, were legally issued, fully paid and non-assessable.

     We consent to your filing this opinion as an Exhibit to the Rule 24f-2 Notice referred to above, the Registration Statement of the Trust and to any application or registration statement filed under the Securities Laws of any of the States of the United States.

                         Very truly yours,

                         HOUSTON, HOUSTON & DONNELLY

                         By  /s/ Thomas J. Donnelly